Exhibit 10.10

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of November 23, 2018 by and between Cerevel Therapeutics, LLC (the “Company”) and Dr. N. Anthony Coles, Jr. (the “Executive”).

WHEREAS, the Executive possesses certain experience and expertise that qualifies him to provide the direction and leadership required by the Company; and

WHEREAS, the Company desires to employ the Executive as Chief Executive Officer of the Company and the Executive wishes to accept such employment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows:

1. Position and Duties.

(a) During the period from November 27, 2018 (the “Effective Date”) until no later than March 31, 2019 (such date, the “Executive Start Date”), the Executive shall serve as the Executive Chairman of the Company and Cerevel Therapeutics, Inc. (“Parent”). In this capacity, the Executive will undertake a strategic leadership role for the Company, and provide guidance and oversight for the management of the Company and Parent, and their day-to-day operations. As of the Executive Start Date, the Executive will serve as the Chairman of the Board of Directors of Parent and Chief Executive Officer of the Company and Parent. In addition, the Executive may be asked from time to time to serve as an officer or director of one or more of the Company’s Affiliates, without further compensation. Notwithstanding any provision herein to the contrary, the parties acknowledge that until the Executive Start Date, the Executive shall continue in his current role as Chairman and Chief Executive Officer of Yumanity Therapeutics, Inc. (“Yumanity”), and after the Executive Start Date may continue to serve as Executive Chairman of Yumanity, and be required to devote appropriate time and efforts to those roles.

(b) As of the Effective Date, the Executive agrees to perform the duties of his position and such other duties as may reasonably be assigned to the Executive from time to time by Parent’s Board of Directors (or such other board of directors or managers as may be designated as the operative governing body of the Company from time to time, the “Board”) that are consistent with the Executive’s role. The Executive also agrees that, while employed by the Company, he will devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of the Company and its Affiliates and to the discharge of his duties and responsibilities for them. Except as provided in Section 1(a) above and this Section 1(b), the Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during his employment, except as may be expressly approved in advance by the Board in writing, which approval shall include the Executive’s role as a member of the boards of directors of at least two and up to three for-profit entities, subject to Board approval of such entities (with such approval not to be unreasonably withheld and any consideration of approval taking into account the Executive’s compliance with applicable shareholder service guidelines governing participation on outside boards), which entities shall initially consist of Yumanity, McKesson Corporation, and Regeneron Pharmaceuticals, Inc.; provided, however, that the Executive may without advance consent participate in not for profit and charitable activities and engage in personal investment activities, in each case to the extent such activities, roles or positions, individually or in the aggregate, do not materially interfere with the performance of the Executive’s duties under this Agreement, create a conflict of interest or violate any provision of Section 3 of this Agreement. Notwithstanding the foregoing, the Executive and the Company will cooperate to determine a reasonable end date for any board service obligations of the Executive beyond those permitted hereunder.

(c) The Executive agrees that, while employed by the Company, he will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to his position, as in effect from time to time.

2. Compensation and Benefits. During the Executive’s employment hereunder, as compensation for all services performed by the Executive for the Company and its Affiliates, the Company will provide the Executive the following compensation and benefits.

(a) Base Salary. As of the Effective Date, the Company will pay the Executive a base salary at the rate of $300,000 per year, which shall be increased to the rate of $600,000 per year as of the Executive Start Date, payable in accordance with the regular payroll practices of the Company and subject to increases from time to time by the Board in its discretion (as increased, from time to time, the “Base Salary”).

(b) Bonus Compensation. As of the Effective Date, for each fiscal year completed during the Executive’s service under this Agreement, the Executive will be eligible to earn an annual bonus (each, an “Annual Bonus”). The Executive’s target bonus will be 50% of the Base Salary for the relevant period of service (the “Target Bonus”), pro-rated for a partial initial year of service, with the actual amount of any such Annual Bonus to be determined by the Board, based on the Executive’s performance and the Company’s performance against goals determined by the Board in its discretion after consultation with the Executive, and paid between January 1st and March 15th of the calendar year immediately following the year to which such Annual Bonus relates or, if later, promptly following the date of completion of the Company’s audit for the year to which such Annual Bonus relates (but in no event later than December 31st of such year). In order to receive any Annual Bonus hereunder, the Executive must be employed through the last day of the year to which such Annual Bonus relates.

(c) Equity. The Executive will be eligible to receive a grant of stock options (the “Options”) to purchase common stock of Parent and may be eligible to receive additional grants of stock options and/or other stock-based awards as determined by the Board from time to time (any such awards, collectively with the Options, the “Equity Awards”). The Options shall be granted pursuant to an equity incentive plan and individual option award agreement (the “Award”). Notwithstanding anything to the contrary in (i) the Stockholders’ Agreement by and among Parent and the Stockholders party thereto, dated as of September 24, 2018 (as it may be amended from time to time, the “Stockholders Agreement”), (ii) the applicable equity incentive plan and (iii) the applicable individual award agreement (including the Award), all Equity Awards granted to the Executive (including, without limitation, the Options) that are subject to time-based vesting and outstanding as of the date of a Liquidity Event shall accelerate and become exercisable or nonforfeitable immediately prior to such Liquidity Event.

(d) Participation in Employee Benefit Plans. The Executive will be entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided to the Executive under this Agreement (e.g., a severance pay plan). The Executive’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law.

(e) Vacations. The Executive will be entitled to earn vacation days in accordance with the policies of the Company, as in effect from time to time. Vacation may be taken at such times and intervals as the Executive shall determine, subject to the business needs of the Company.

(f) Business Expenses. The Company will pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities for the Company, subject to any reasonable restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Executive’s right to payment or reimbursement hereunder or under Section 2(g) below shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made in accordance with the Company’s practice and policy, but not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(g) Living Expenses. During the first twenty-four (24) months following the Effective Date, the Company will reimburse the Executive for up to $18,000 per month for (i) reasonable living and commuting expenses incurred or paid by the Executive in maintaining a residence and commuting to work in the greater Boston, Massachusetts area (the “Living Expenses”), subject to such reasonable substantiation and documentation as may be specified by the Company from time to time, and (ii) taxes incurred by the Executive with respect to reimbursement of the Living Expenses (the “Taxes”). In the event that the Executive’s employment with the Company is terminated by the Company for Cause or by the Executive without Good Reason on or before the twenty-four (24) month anniversary of the Effective Date, the Executive agrees to repay to the Company, within thirty (30) days following the date of termination, one half of the full amount of the Living Expenses and Taxes reimbursed as of the date of termination.

(h) Legal Fees. The Company shall reimburse the Executive for up to $75,000 of legal fees incurred by the Executive in the negotiation and preparation of this Agreement and related documentation, including, without limitation, the agreement governing the Options.

3. Confidential Information and Restricted Activities.

(a) Confidential Information. During the course of the Executive’s employment and other associations with the Company (including in his capacity as an equityholder), the Executive will learn of Confidential Information, and will develop Confidential Information on behalf of the Company and its Affiliates. The Executive agrees that he will not use or disclose to any Person (except as required by applicable law or for the proper performance of his regular duties and responsibilities for the Company) any Confidential Information obtained by the Executive incident to his employment or any other association with the Company or any of its Affiliates (whether during or after the Executive’s employment or other association with the Company with the Company or any of its Affiliates). The Executive agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for such termination. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects the Executive’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (ii) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, the Executive may be held liable if he unlawfully accesses trade secrets by unauthorized means. Notwithstanding anything to the contrary set forth in the Stockholders Agreement, during the course of Executive’s employment with the Company, this Section 3(a) shall supersede Section 7.5 of the Stockholders Agreement as applied to the Executive.

(b) Protection of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive agrees to safeguard all Documents and to surrender to the Company, at the time his employment terminates or at such earlier time or times as the Board or its designee may specify, all Documents then in his possession or control. The Executive also agrees to disclose to the Company, at the time his employment terminates or at such earlier time or times as the Board or its designee may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which the Executive has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

(c) Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) his full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Company will compensate the Executive at an hourly rate calculated based on his final Base Salary for time spent in complying with these obligations at the request of the Company following the termination of the Executive’s employment. All copyrightable works of Intellectual Property that the Executive creates during his employment shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

(d) Restricted Activities. In consideration of and as a condition of Executive’s employment by the Company, and of the compensation and other benefits to be provided to Executive hereunder, and in recognition of the fact that, as an executive of the Company, Executive will have access to the Company’s Confidential Information, including trade secrets and in exchange for other good and valuable consideration, including without limitation the Annual Bonus opportunity, the Options, the Living Expenses, and the Severance Payments provided herein, the Executive agrees that the following restrictions on his activities during his employment are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the Company and its Affiliates:

(i) While the Executive is employed by the Company and during the twelve (12)-month period immediately following termination of his employment (or twenty-four (24) months if the Executive breaches his fiduciary duty to the Company or any of its Affiliates or if the Executive has unlawfully taken, physically or electronically, property belonging to the Company), for any reason except termination due to layoff or termination by the Company without Cause (in the aggregate, the “Non-Competition Period”), the Executive will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in or compete with, or undertake any planning to engage in or compete with,

(x) any small molecule programs directed at drugging the following targets with the specified pharmacological approaches: (a) Dopamine D1 receptor agonists, (b) GABA alpha2/alpha3 selective PAMs, (c) Muscarinic M4 receptor PAMs or full orthosteric agonists, (d) Dopamine D3 antagonists, (e) Kappa opiate receptor antagonist, (f) LRRK2 enzyme inhibitors, (g) PDE4 enzyme inhibitors, (h) GBA enzyme activators, and/or (i) APOE3 modulators, in each case, in the nervous system disease space, or (y) any other program that has been or is being conducted, is in active studies or clinical trials to be conducted or with respect to which material resources have been committed, in each case, by the Company or any of its Affiliates at any time during the Executive’s employment with the Company (each, a “Planned Program”) or, with respect to the portion of the Non-Competition Period that follows termination of the Executive’s employment, at the time of such termination, in any case involving any of the services that the Executive provided to the Company or any of its Affiliates at any time during the Executive’s employment with the Company or, with respect to the portion of the Non-Competition Period that follows the termination of the Executive’s employment, during the last two (2) years of the Executive’s employment with the Company, in any geographic area where the Company or any of its Affiliates conducts or is actively planning to conduct business any time during the Executive’s employment with the Company or, with respect to the portion of the Non-Competition Period that follows termination of the Executive’s employment, in any geographic area in which the Executive at any time within the last two (2) years of the Executive’s employment with the Company provided services or had a material presence or influence; provided, however, that Executive shall not be restricted from engaging in any business activity approved pursuant to Section 1(a) or 1(b) above.

(ii) While the Executive is employed by the Company and during the twenty-four (24)-month period immediately following termination of his employment for any reason (in the aggregate, the “Non-Solicitation Period”), the Executive will not, directly or indirectly, solicit or encourage, or otherwise take any action that causes or is likely to cause, any customer, vendor, supplier, or other business partner of the Company or any of its Affiliates to terminate or diminish his, her or its relationship with it; provided, however, that this restriction shall apply (y) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 3(d)(ii) or whose business has been solicited on behalf of the Company or any of its Affiliates by any of their officers, employees, or agents within such twelve (12)-month period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Executive has performed work for such Person during his employment with the Company or any of its Affiliates, or otherwise had material business contact with, such Person as a result of his employment or other associations with the Company or one of its Affiliates or has received or reviewed Confidential Information which would assist in his solicitation of such Person.

(iii) During the Non-Solicitation Period, the Executive will not, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish his, her or its relationship with any of them. For the purposes of this Section 3(d)(iii), an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time during the twelve (12)-month period immediately preceding the activity restricted by this Section 3(d)(iii).

(e) In signing this Agreement, the Executive gives the Company assurance that the Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Executive under this Section 3. The Executive agrees without reservation that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further agrees that, were the Executive to breach any of the covenants contained in this Section 3, the damage to the Company and its Affiliates would be irreparable. The Executive therefore agrees that the Company, in addition and not in the alternative to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any such covenants, without having to post bond. In any action with respect to the enforcement of the covenants contained in this Section 3, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees incurred in connection with such action. The Executive further agrees that the Non-Solicitation Period shall be tolled, and shall not run, during the period of any breach by the Executive of any of the covenants contained in Sections 3(d)(ii) and 3(d)(iii), and that, if Executive violates any fiduciary duty to the Company or unlawfully takes any Confidential Information or other property belonging to the Company, the Non-Competition Period will extend by the time during which the Executive engages in such violation(s), for up to a total of two (2) years following the termination of the Executive’s employment. The Executive and the Company further agree that, in the event that any provision of this Section 3 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of the Executive’s obligations to that Affiliate under this Agreement, including without limitation pursuant to this Section 3. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Executive’s employment or other relationship with the Company or any of its Affiliates, shall operate to excuse the Executive from the performance of his obligations under this Section 3.

4. Termination of Employment. The Executive’s employment under this Agreement shall continue until terminated pursuant to this Section 4.

(a) By the Company For Cause. The Company may terminate the Executive’s employment for Cause provided that (i) the Company provides written notice to the Executive setting forth in reasonable detail the nature of the Cause within sixty (60) days of the Board’s knowledge of facts giving rise to a termination for Cause, (ii) if susceptible to cure, the Company provides the Executive with a period of thirty (30) days following such notice to cure such condition and the condition remains uncured by the Executive at the conclusion of such thirty (30)-day period and (iii) the Executive has an opportunity to be heard by the Board (which opportunity may occur by telephone or videoconference if the parties are not available for an in-person meeting) prior to any final determination of Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following: (i) the Executive’s failure to comply with a written material directive of the Board or gross negligence in the performance of the Executive’s material duties and responsibilities to the Company or any of its Affiliates; (ii) the Executive’s material breach of this Agreement, the Stockholders Agreement, the Award, any other individual award agreement pursuant to which an Equity Award is granted to the Executive or any other agreement that the Executive and the Company agree in writing constitutes an agreement covered by this subsection (collectively, the “Covered Agreements”); (iii) the Executive’s commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other willful misconduct by the Executive that is or would reasonably be expected to be materially harmful to the business interests or reputation of the Company or any of its Affiliates; and/or, solely for purposes of Section 3(d)(i) of this Agreement, (v) (A) the Executive’s performance (or nonperformance) of his duties and responsibilities to the Company or any of its Affiliates in a manner deemed by the Company to be in any way unsatisfactory, (B) the Executive’s breach of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates; or (C) the Executive’s violation of or disregard for any rule or procedure or policy of the Company or any of its Affiliates, or any other reasonable basis for Company dissatisfaction with the Executive, including for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior.

(b) By the Company Without Cause. The Company may terminate the Executive’s employment at any time other than for Cause upon thirty (30) days’ written notice to the Executive (during which period (or any portion thereof) the Executive may be placed on paid administrative leave); provided, however, that any Severance Payments or Liquidity Event Payment shall be reduced by the amount of any Base Salary, Living Expenses and Taxes paid to the Executive (but not including any Living Expenses or Taxes that are repaid by the Executive pursuant to the last sentence of Section 2(g) above) with respect to the period of employment with the Company following the date such written notice is delivered to the Executive.

(c) By the Executive for Good Reason. The Executive may terminate his employment for Good Reason, provided that (i) the Executive provides written notice to the Company, setting forth in reasonable detail the nature of the condition giving rise to Good Reason within sixty (60) days of the Executive’s knowledge of such condition, (ii) the condition remains uncured by the Company for a period of thirty (30) days following such notice and (iii) the Executive terminates his employment, if at all, not later than thirty (30) days after the expiration of such cure period. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Executive’s consent: (A) the Company’s relocation of the Executive’s primary place of work by more than fifty (50) miles, (B) a material diminution in the Executive’s duties, responsibilities, or authority, (C) the Company’s material breach of any Covered Agreement, or (D) a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company.

(d) By the Executive without Good Reason. The Executive may terminate his employment at any time without Good Reason upon sixty (60) days’ written notice to the Company. The Board may elect to waive such notice period or any portion thereof.

(e) Death and Disability. The Executive’s employment hereunder shall automatically terminate in the event of the Executive’s death during employment. The Company may terminate the Executive’s employment, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder (notwithstanding the provision of any reasonable accommodation) for a period of ninety (90) consecutive days during any period of three hundred sixty-five (365) consecutive days. If any question shall arise as to whether the Executive is disabled to the extent that he is unable to perform substantially all of his duties and responsibilities for the Company and its Affiliates, the Executive shall, at the Company’s request, submit to a medical examination by a physician selected by the Company to whom the Executive or the Executive’s guardian, if any, has no reasonable objection to determine whether the Executive is so disabled, and such determination shall for purposes of this Agreement be conclusive of the issue. If such a question arises and the Executive fails to submit to the requested medical examination, the Company’s good faith, reasonable determination of the issue shall be binding on the Executive.

5. Other Matters Related to Termination.

(a) Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company shall pay the Executive (i) the Base Salary for the final payroll period of his employment, through the date his employment terminates; (ii) compensation at the rate of the Base Salary for any vacation time earned but not used as of the date his employment terminates; (iii) the Annual Bonus with respect to the year prior to the year of termination to the extent not yet paid, payable in accordance with Section 2(b); and (iv) reimbursement, in accordance with Section 2(f) or 2(g) hereof, for business expenses or Living Expenses incurred by the Executive but not yet paid to the Executive as of the date his employment terminates, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the date his employment terminates, and provided further that such expenses are reimbursable under this Agreement or Company policies then in effect (all of the foregoing, “Final Compensation”). Except as otherwise provided in Sections 5(a)(iii) and (iv), Final Compensation will be paid to the Executive within thirty (30) days following the date of termination or such shorter period required by law.

(b) Severance Payments. In the event of any termination of the Executive’s employment pursuant to Sections 4(a)(v) (and, for the avoidance of doubt, for reasons that would not constitute Cause pursuant to Sections 4(a)(i)-(iv)), 4(b), or 4(c) above, the Company will pay the Executive or otherwise provide, in addition to Final Compensation:

(i) the Base Salary for a period of two (2) years following the date of termination (the “Severance Payments,” and such period, the “Severance Period”);

(ii) one (1) times the Target Bonus, pro-rated for the number of days during the year in which the Executive’s employment terminates that the Executive was employed by the Company (based upon a 365 day year);

(iii) the number of shares of Stock subject to the Options, unless earlier terminated or forfeited (other than in connection with such termination of employment) in accordance with the Award or the applicable equity incentive plan and to the extent not otherwise vested, that would have vested during the twelve (12)-month period following the Executive’s termination date had the Executive remained in continuous employment with the Company during such period will become vested as of the Executive’s termination date, with the number of shares of Stock subject to the Options that are then eligible to vest equal to the Available Vesting Amount (as defined in Schedule A to the Award) immediately prior to such termination of employment;

(iv) with respect to each Equity Award other than the Options, the number of shares of Stock subject to such Equity Award, unless earlier terminated or forfeited (other than in connection with such termination of employment) in accordance with the applicable individual award agreement and equity incentive plan governing such Equity Award and to the extent not otherwise vested, that would have vested during the twelve (12)-month period following the Executive’s termination date had the Executive remained in continuous employment with the Company during such period will become vested as of the Executive’s termination date, with the number of shares of Stock subject to the Equity Award that are then eligible to vest equal to the total number of shares of Stock subject to the Equity Award that have vested or are available to vest under the terms of such Equity Award immediately prior to such termination of employment; and

(v) in the event the Executive timely elects to continue the Executive’s coverage and, if applicable, that of the Executive’s eligible dependents in the Company’s group health plans under the federal law known as “COBRA” or similar state law (together, “COBRA”), the Company shall pay the Executive a monthly amount equal to the monthly COBRA health premiums required to maintain such coverages until the earlier of (A) the conclusion of the Severance Period and (B) the date that the Executive and, if applicable, the Executive’s eligible dependents cease to be eligible for such COBRA coverage under applicable law or plan terms (the “Health Continuation Benefits”).

(c) Conditions To And Timing Of Severance Payments. Any obligation of (i) the Company to provide the Executive the Severance Payments and Health Continuation Benefits and/or (ii) Parent to provide the accelerated vesting of Equity Awards described in Section 5(b)(iii) above is, in each case, conditioned on his signing and returning, without revoking, to the Company a timely and effective separation agreement containing a general release of claims and other customary terms, including a reaffirmation of the Executive’s post-employment restrictive covenants and/or, in the Company’s sole discretion, post-employment restrictive covenants substantially similar to those found in this Agreement, in the form provided to the Executive by the Company at the time that the Executive’s employment terminates (the “Separation Agreement”). The Separation Agreement must become effective, if at all, by the sixtieth (60th) calendar day following the date the Executive’s employment terminates. Any Severance Payments and Health Continuation Benefits to which the Executive is entitled will be payable in the form of salary continuation in accordance with the normal payroll practices of the Company. The first such payment, together with the pro-rated Target Bonus described under Section 5(b)(ii) above, will be made on the Company’s next regular payday following the expiration of sixty (60) calendar days from the date that the Executive’s employment terminates, but will be retroactive to the day following such date of termination. Notwithstanding the foregoing, in the event that the Company’s payment of the Health Continuation Benefits would subject the Company to any tax or penalty under Section 105(h) of the Internal Revenue Code, as amended (the “Code”), the Patient Protection and Affordable Care Act, as amended, any regulations or guidance issued thereunder, or any other applicable law, in each case, as reasonably determined by the Company, the Executive and the Company shall work together in good faith to restructure such benefit.

(d) Compensation Upon Termination within the Liquidity Event Period. The provisions of this Section 5(d) shall apply in lieu of, and expressly supersede, the provisions of Section 5(b) upon a termination of the Executive’s employment pursuant to Sections 4(a)(v) (and, for the avoidance of doubt, for reasons that would not constitute Cause pursuant to Sections 4(a)(i)-(iv)), 4(b), or 4(c) above, if such termination of employment occurs within twelve (12) months after the occurrence of the first event constituting a Liquidity Event (such period, the “Liquidity Event Period”).

(i) Liquidity Event. If during the Liquidity Event Period the Executive’s employment is terminated pursuant to Sections 4(a)(v) (and, for the avoidance of doubt, for reasons that would not constitute Cause pursuant to Sections 4(a)(i)-(iv)), 4(b), or 4(c) above, then, subject to the signing of the Separation Agreement by the Executive and the Separation Agreement becoming irrevocable, all within sixty (60) days after the date of termination (or such shorter period as set forth in the Separation Agreement):

(1) the Company shall pay the Executive a lump sum in cash in an amount equal to the sum of (A) twenty-four (24) months of the Executive’s current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Liquidity Event, if higher) plus (B) two (2) times the Executive’s Target Bonus (the “Liquidity Event Payment”); and

(2) in the event the Executive timely elects to continue the Executive’s coverage and, if applicable, that of the Executive’s eligible dependents in the Company’s group health plans under COBRA, the Company shall pay the Executive a monthly amount equal to the monthly COBRA health premiums required to maintain such coverages until the earlier of (A) eighteen (18) months following the date of termination and (B) the date that the Executive and, if applicable, the Executive’s eligible dependents cease to be eligible for such COBRA coverage under applicable law or plan.

The amounts payable under this Section 5(d) shall be paid (in the case of subsection (1)) or commence to be paid (in the case of subsection (2)), if at all, within sixty (60) days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, to the extent the amounts payable under this Section 5(d) constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code such payments shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.

(e) Benefits Termination. Except for any right the Executive may have under COBRA or other applicable law to continue participation in the Company’s group health and dental plans at his cost and except as expressly provided in Section 5(b)(iv) or Section 5(d)(i)(2) of this Agreement (as applicable), the Executive’s participation in all employee benefit plans shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of his employment, without regard to any continuation of the Base Salary or other payment to the Executive following termination of his employment, and the Executive shall not be eligible to earn vacation or other paid time off following the termination of his employment.

(f) Survival. Provisions of this Agreement shall survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the Executive’s obligations under Section 3 of this Agreement. The obligation of the Company to make payments to the Executive under Section 5(b) or Section 5(d) (as applicable), and the Executive’s right to retain the same, are expressly conditioned upon his continued full performance of his obligations under Section 3 of this Agreement. Upon termination by either the Executive or the Company, all rights, duties and obligations of the Executive and the Company to each other shall cease, except as otherwise expressly provided in this Agreement.

6. Timing of Payments and Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if at the time the Executive’s employment terminates, the Executive is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon the Executive’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Code, as amended (“Section 409A”).

(b) For purposes of this Agreement, to the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).

(c) Each payment made under this Agreement shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2) and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

(d) The parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

7. Definitions. For purposes of this Agreement, the following definitions apply:

“Affiliates” means all persons and entities directly or indirectly controlled by or under common control with Parent, where control may be by management authority, equity interest or otherwise; provided, however, that Affiliates does not include (i) any portfolio company of any investment fund associated with Bain Capital Private Equity, L.P. or (ii) Pfizer Inc. or any of its affiliates, in each case, other than Parent (and/or any future direct or indirect holding company of the Company) and its direct and indirect subsidiaries.

“Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through the Executive’s breach of his obligations under this Agreement or any other agreement between the Executive and the Company or any of its Affiliates.

“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate either to the business of the Company or any of its Affiliates or to any Planned Program or that result from any work performed by the Executive for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

“Liquidity Event” has the meaning given to it in the Stockholders’ Agreement. Notwithstanding the foregoing, (i) a Liquidity Event shall also include a replacement of a majority of the members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election and (ii) no event, transaction or series of transactions shall constitute a Liquidity Event unless such event, transaction or series of transactions constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

8. Conflicting Agreements. The Executive hereby represents and warrants that his signing of this Agreement and the performance of his obligations under it will not breach or be in conflict with any other agreement to which the Executive is a party or is bound, and that the Executive is not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of his obligations under this Agreement. The Executive agrees that the Executive will not disclose to or use on behalf of the Company any confidential or proprietary information of a third party without that party’s consent.

9. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company to the extent required by applicable law.

10. Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without the Executive’s consent to one of its Affiliates or to any Person with whom the Company shall hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.

11. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Miscellaneous. This Agreement sets forth the entire agreement between the Executive and the Company, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment, other than with respect to the award agreement and the equity plan governing the Options. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Executive and an expressly authorized representative of the Board. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a Massachusetts contract and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

13. Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chairman of the Board, or to such other address as either party may specify by notice to the other actually received.

14. Stockholders Agreement Provisions. Notwithstanding anything to the contrary in the Stockholders Agreement, (i) the consent of the Executive will be required for any amendment or termination of Section 2.1(d) of the Stockholders Agreement, (ii) Section 5.1.1(a) of the Stockholders Agreement shall not apply to any vested shares of stock of Parent (“Stock”) held by the Executive or his permitted transferee, (iii) Section 5.1.1(c) of the Stockholders Agreement shall only apply to (x) any vested shares of Stock held by the Executive or his permitted transferee in the event the Executive breaches Section 3(d)(i) of this Agreement and (y) any shares of Stock that become vested solely due to the Executive’s cessation of employment pursuant to Section 5(b)(iii) or (iv) above in the event the Executive breaches Section 3(d)(iii) of this Agreement; provided, however, that all references to “Bad Leaver Price” in such Section 5.1.1(c) shall be replaced with “Fair Market Value of the Callable Management Shares being sold”; and (iv) with respect to any vested shares of Stock of Parent held by the Executive or his permitted transferee, clause (x) of Section 3.8 of the Stockholders Agreement shall be modified to read as follows with respect to one half (1/2) of such shares of Stock: “(x) in the case of any Stockholder other than the Lead Investors, such Stockholder may only Transfer to the extent such Transfer would not result in the Relative Ownership Percentage of such Stockholder immediately following such Transfer being less than the Relative Ownership Percentage of the Bain Investor immediately following such Transfer and (y) if, due to this Agreement, the Registration Rights Agreement or any other agreement, any Stockholders are deemed to be acting in concert for purposes of Rule 144 during any volume limit measurement period thereunder, such Stockholders will not be permitted to Transfer pursuant to Rule 144 during such measurement period more than their pro rata portion (determined, as of the commencement of such measurement period, as the percentage equal to (1) such Stockholder’s aggregate number of Shares divided by (2) the applicable Stockholders’ aggregate number of Shares) of the aggregate number of Shares that may be Transferred by such Stockholders within the constraints of such volume limit during such measurement period; provided, however, that the foregoing provisions of this clause (x) shall only apply until the third anniversary of the Initial Public Offering and, following such date, the Stockholder may Transfer such Stockholder’s Shares upon written notice to the Board at least five (5) business days prior to such Transfer or at any time in accordance with a Rule 10b5-1 plan.” and, with respect to the remaining one half (1/2) of the shares of Stock, the Executive shall be subject to a customary lock-up on the same terms as apply to the Bain Investor (as defined in the Stockholders Agreement) and clause (x) of Section 3.8 of the Stockholders Agreement shall not apply to such shares of Stock.

The Executive acknowledges that the Company provided him with this Agreement by the earlier of (i) the date of a formal offer of employment from the Company or (ii) ten (10) business days before the Effective Date. The Executive acknowledges that he has been and is hereby advised of his right to consult an attorney before signing this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	THE COMPANY:

/s/ N. Anthony Coles, Jr.	By:	/s/ Orly Mishan
Dr. N. Anthony Coles, Jr.		Name: Orly Mishan Title: Vice President

Acknowledged and Agreed by:

PARENT:

	By:	/s/ Orly Mishan
Name: Orly Mishan
Title: Vice President

[LETTERHEAD]

March 30. 2019

Dr. N. Anthony Coles. Jr.

Dear Tony:

This letter (the “Amendment’) amends the Employment Agreement between you and Cerevel Therapeutics. LLC (the “Company”), dated November 23, 2018 (the “Employment Agreement”) and the Non-Statutory Stock Option Agreement between you and Cerevel Therapeutics. Inc. (“Parent”) dated December 20, 2018 (the “Option Agreement”). This Amendment shall be effective as of March 30, 2019.

In consideration of your continued employment with the Company, the compensation, mutual promises and terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you the Company, and Parent hereby agree to amend the Employment Agreement and the Option Agreement as follows:

1.	In the first sentence of Section 1(a) of the Employment Agreement, the reference to “March 31, 2019” shall be deleted and replaced with a reference to “April 16, 2019”.

2.	In Section 1 of Schedule A to the Option Agreement, each reference to “March 31, 2019” shall be deleted and replaced with a reference to “April 16, 2019”.

Except as expressly modified herein, the Employment Agreement and the Option Agreement, and all of their terms and provisions, shall remain in full force and effect. This Amendment embodies the entire agreement between the parties with respect to amending the Employment Agreement and the Option Agreement and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or similar electronic signature and a facsimile, .pdf or similar electronic signature shall constitute an original for all purposes. This Amendment may be amended or modified only by a written instrument signed by the Executive and by expressly authorized representatives of the Company and Parent. This Amendment shall be governed by and construed in accordance with the laws of the state of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

[Remainder of page intentionally left blank]

Please acknowledge your agreement with the terms and conditions of this Amendment by signing and returning the enclosed copy of this Amendment to the undersigned, whereupon this Amendment will become a binding agreement between us.

Sincerely yours,

CEREVEL THERAPEUTICS, LLC

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Vice President

CEREVEL THERAPEUTICS, INC.

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Vice President

Accepted and Agreed:

/s/ Dr. N. Anthony Coles, Jr.
Dr. N. Anthony Coles, Jr.

Date:	3/31/19

April 15, 2019

N. Anthony Coles, MD

Dear Tony:

This letter (the “Amendment”) amends the Employment Agreement between you and Cerevel Therapeutics, LLC (the “Company”), dated November 23, 2018, as amended by that certain Letter Agreement, dated March 30, 2019 (the “Employment Agreement”), and the Non-Statutory Stock Option Agreement between you and Cerevel Therapeutics, Inc. (“Parent”), dated December 20, 2018, as amended by that certain Letter Agreement, dated March 30, 2019 (the “Option Agreement”). This Amendment shall be effective as of 4/15/2019.

In consideration of your continued employment with the Company, the compensation, mutual promises and terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you, the Company, and Parent hereby agree to amend the Employment Agreement and the Option Agreement as follows:

1. In the first sentence of Section 1(a) of the Employment Agreement, as amended, the reference to “April 16, 2019” shall be deleted and replaced with a reference to “May 20, 2019”.

2. In Section 1 of Schedule A to the Option Agreement, as amended, each reference to “April 16, 2019” shall be deleted and replaced with a reference to “May 20, 2019”.

Except as expressly modified herein, the Employment Agreement and the Option Agreement, and all of their terms and provisions, shall remain in full force and effect. This Amendment embodies the entire agreement between the parties with respect to amending the Employment Agreement and the Option Agreement and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or similar electronic signature and a facsimile, .pdf or similar electronic signature shall constitute an original for all purposes. This Amendment may be amended or modified only by a written instrument signed by the Executive and by expressly authorized representatives of the Company and Parent. This Amendment shall be governed by and construed in accordance with the laws of the state of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

[Remainder of page intentionally left blank]

Cerevel Therapeutics, LLC • 500 Boylston Street, Suite 1860 • Boston, Massachusetts 02116 • cerevel.com

Please acknowledge your agreement with the terms and conditions of this Amendment by signing and returning the enclosed copy of this Amendment to the undersigned, whereupon this Amendment will become a binding agreement between us.

Sincerely yours,

CEREVEL THERAPEUTICS, LLC

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Vice President

CEREVEL THERAPEUTICS, INC.

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Vice President

Accepted and Agreed:

/s/ Dr. N. Anthony Coles, Jr.
Dr. N. Anthony Coles, Jr.

Date:	4/11/19

Cerevel Therapeutics, LLC • 500 Boylston Street, Suite 1860 • Boston, Massachusetts 02116 • cerevel.com

[LETTERHEAD]

May 20, 2019

Dr. N. Anthony Coles, Jr.

Dear Tony:

This letter (the “Amendment”) amends (i) the Employment Agreement between you and Cerevel Therapeutics, LLC (the “Company”), dated November 23, 2018, as amended by that certain Letter Agreement, dated March 30, 2019, and that certain Letter Agreement, dated April 15, 2019 (the “Employment Agreement”), and (ii) the Non-Statutory Stock Option Agreement between you and Cerevel Therapeutics, Inc. (“Parent”), dated December 20, 2018, as amended by that certain Letter Agreement, dated March 30, 2019, and that certain Letter Agreement, dated April 15, 2019 (the “Option Agreement”). This Amendment shall be effective as of May 20, 2019.

In consideration of your continued employment with the Company, the compensation, mutual promises and terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you, the Company, and Parent hereby agree to amend the Employment Agreement and the Option Agreement as follows:

1.	In the first sentence of Section 1(a) of the Employment Agreement, as amended, the reference to “May 20, 2019” shall be deleted and replaced with a reference to “June 30, 2019”.

2.	In Section 1 of Schedule A to the Option Agreement, as amended, each reference to “May 20, 2019” shall be deleted and replaced with a reference to “June 30, 2019”.

Except as expressly modified herein, the Employment Agreement and the Option Agreement, and all of their terms and provisions, shall remain in full force and effect. This Amendment embodies the entire agreement between the parties with respect to amending the Employment Agreement and the Option Agreement and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or similar electronic signature and a facsimile, .pdf or similar electronic signature shall constitute an original for all purposes. This Amendment may be amended or modified only by a written instrument signed by the Executive and by expressly authorized representatives of the Company and Parent. This Amendment shall be governed by and construed in accordance with the laws of the state of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

[Remainder of page intentionally left blank]

Please acknowledge your agreement with the terms and conditions of this Amendment by signing and returning the enclosed copy of this Amendment to the undersigned, whereupon this Amendment will become a binding agreement between us.

Sincerely yours,

CEREVEL THERAPEUTICS, LLC

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:

CEREVEL THERAPEUTICS, INC.

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:

Accepted and Agreed:

/s/ Dr. N. Anthony Coles, Jr.
Dr. N. Anthony Coles, Jr.

Date:

[LETTERHEAD]

June 27, 2019

Dr. N. Anthony Coles, Jr.

Dear Tony:

This letter (the “Amendment”) amends (i) the Employment Agreement between you and Cerevel Therapeutics, LLC (the “Company”), dated November 23, 2018, as amended by that certain Letter Agreement dated March 30, 2019, that certain Letter Agreement dated April 15, 2019, and that certain Letter Agreement dated May 20, 2019 (the “Employment Agreement”), and (ii) the Non-Statutory Stock Option Agreement between you and Cerevel Therapeutics, Inc. (“Parent”), dated December 20, 2018, as amended by that certain Letter Agreement dated March 30, 2019, that certain Letter Agreement dated April 15, 2019, and that certain Letter Agreement dated May 20, 2019 (the “Option Agreement”). This Amendment shall be effective as of June 27, 2019.

In consideration of your continued employment with the Company, the compensation, mutual promises and terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you, the Company, and Parent hereby agree to amend the Employment Agreement and the Option Agreement as follows:

1.

In the first sentence of Section 1(a) of the Employment Agreement, as amended, the reference to “June 30, 2019” shall be deleted and replaced with a reference to “July 30, 2019 or, if as of July 30, 2019 the Board (as defined below) has not objected to such later date in writing to you, September 4, 2019”.

2.

In Section 1 of Schedule A to the Option Agreement, as amended, each reference to “June 30, 2019” shall be deleted and replaced with a reference to “July 30, 2019 or, if as of July 30, 2019 the Company (through its board of directors) has not objected to such later date in writing to you, September 4, 2019”.

Except as expressly modified herein, the Employment Agreement and the Option Agreement, and all of their terms and provisions, shall remain in full force and effect. This Amendment embodies the entire agreement between the parties with respect to amending the Employment Agreement and the Option Agreement and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or similar electronic signature and a facsimile, .pdf or similar electronic signature shall constitute an original for all purposes. This Amendment may be amended or modified only by a written instrument signed by the Executive and by expressly authorized representatives of the Company and Parent. This Amendment shall be governed by and construed in accordance with the laws of the state of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

[Remainder of page intentionally left blank]

Please acknowledge your agreement with the terms and conditions of this Amendment by signing and returning the enclosed copy of this Amendment to the undersigned, whereupon this Amendment will become a binding agreement between us.

Sincerely yours,

CEREVEL THERAPEUTICS, LLC

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Principal

CEREVEL THERAPEUTICS, INC.

By:	/s/ Orly Mishan
Name:	Orly Mishan
Title:	Principal

Accepted and Agreed:

/s/ Dr. N. Anthony Coles, Jr.
Dr. N. Anthony Coles, Jr.

Date:	6/28/2019

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment (the “Amendment”) to the Employment Agreement between Cerevel Therapeutics, LLC (the “Company”) and Anthony Coles, Jr. (the “Executive”) dated November 23, 2018, as amended by letters dated, respectively, March 30, 2019, April 15, 2019, May 20, 2019 and June 27, 2019 (collectively, the “Employment Agreement”) shall be effective as of October 27, 2020 (the “Effective Date”).

1. Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings given such terms in the Employment Agreement.

2. From and after the Effective Date, all references to the Employment Agreement shall refer to the Employment Agreement as amended by this Amendment.

3. The Employment Agreement is hereby amended as follows:

a. by adding the following subsection (3) to Section 5(d)(i):

(3) In addition, if such a termination (i.e. a termination under Section 4(a)(v), 4(b) or 4(c)) occurs during the Sale Event Period, notwithstanding anything to the contrary in the Plan or any applicable option agreement or other stock-based award agreement, all time-based stock options and other stock-based awards subject to time-based vesting that, in either case, are granted to the Executive after the Effective Date (the “Post-Effective Date Time-Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the date the Executive’s employment terminates (the “Date of Termination”) or (ii) the date the Separation Agreement becomes nonrevocable and otherwise fully effective (the date when this occurs is the “Separation Agreement Effective Date”) (in either case, the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Post-Effective Date Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Amendment will be delayed until the Separation Agreement Effective Date and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Post-Effective Date Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date. To avoid doubt, any stock options or other stock-based award granted to the Effective Date prior to the Effective Date (the “Pre-Effective Date Awards”) shall not be eligible for the Equity Acceleration under this Amendment, provided that, to avoid doubt, nothing in this Amendment shall affect the Executive’s entitlement, as applicable, to accelerated vesting under the Plan and option agreement, or under Sections 5(b)(iii) or 5(b)(iv) of the Employment Agreement, with respect to the Pre-Effective Date Awards.

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b. by adding, to Section 5(c), after the words “found in this Agreement,” the words “(which shall include a post-employment noncompetition obligation)”

c. by replacing every reference in the Employment Agreement to “Liquidity Event” with the term “Sale Event”

d. by replacing, in Section 7 of the Employment Agreement, the defined term “Liquidity Event” with the following text: “Sale Event” shall have the definition contained in the Plan.

e. by adding to Section 7 the following text: “Plan” shall mean the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan, as may be amended from time to time, including any successor plan;

f. by adding the following new Section 15 to the Employment Agreement:

15. Section 280G

Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”) would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (i) cash payments not subject to Section 409A of the Code; (ii) cash payments subject to Section 409A of the Code; (iii) equity-based payments and acceleration; and (iv) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. § 1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are

2

subject to calculation under Treas. Reg. § 1.280G-1, Q&A-24(b) or (c). For purposes of this Agreement, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to the Agreement shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the termination date, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

4. Except as expressly amended herein, the Employment Agreement remains in full effect.

5. All prior oral and written communications, commitments, alleged commitments promises, alleged promises, agreements and alleged agreements by or between the Company and the Executive with respect to the subject matter of this Amendment are hereby merged into this Amendment; shall be of no force or effect; and shall not be enforceable unless expressly set forth in this Amendment.

6. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart. A facsimile or electronic copy of this Amendment and any signatures hereon shall be considered for all purposes as an original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective on the Effective Date.

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N. ANTHONY COLES, JR.

/s/ N. Anthony Coles, Jr.

CEREVEL THERAPEUTICS, LLC

/s/ Bryan Phillips
NAME: Bryan Phillips
TITLE: Chief Legal Officer

4